UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted in Item 5.07 below, our 2022 Incentive Plan was approved by our stockholders at the annual meeting of stockholders held June 8, 2022 (the "Annual Meeting").

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, all of the proposals presented to our stockholders were approved. The proposals are described in detail in our proxy statement filed on April 21, 2022 with the Securities and Exchange Commission. Set forth below is a summary of the proposals and the voting results with respect thereto:

Proposal 1 - Election of Directors

To elect the directors named below for the indicated terms:

	For	Against	Abstain	Broker Non-Vote	Term Expiring at Annual Meeting in:
Carol Cicero	12,442,291	44,711	16,123	3,608,293	2023
Matthew J. Gould	12,054,064	432,338	16,723	3,608,293	2025
Louis C. Grassi	9,360,175	3,101,713	41,237	3,608,293	2025
Israel Rosenzweig	11,929,546	556,567	17,012	3,608,293	2025
Jeffrey Rubin	12,227,372	258,331	17,422	3,608,293	2025

Proposal 2 - Ratification of the selection of Independent Registered Public Accounting Firm

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain
16,060,131	32,480	18,807
Proposal 3 – Approval of BRT Apartments Corp. 2022 Incentive Plan

To approve the 2022 Incentive Plan pursuant to which, among other things, up to 1,000,000 shares of common stock may be issued:

For	Against	Abstain	Broker Non-Vote
10,835,074	1,595,993	72,058	3,608,293

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Certain of our executive officers will be meeting with analysts and other persons and may provide such persons with copies of, or discuss the information set forth in, the attached presentation.

Pursuant to, among other things, Regulation FD, we hereby furnish the information contained in the presentation materials attached as Exhibit 99.1 to this Current Report on Form 8-K, which information is incorporated into this Item 7.01 by this reference.

The information in this Item 7.01 as well as Exhibit 99.1 (collectively, the "Item 7.01 Information"), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of the Item 7.01 Information is not intended to constitute a determination by us that the information is material or that the dissemination of the information is required by Regulation FD or otherwise.

Section 8 - Other Events

Item 8.01 Other Events

Partner Buyouts

In our Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the "10-Q"), we reported that we entered into agreements to acquire the remaining interests of our joint venture partners in several joint ventures (the "Partner Buyouts"). Set forth below is information regarding the Partner Buyouts completed subsequent to our filing of the 10-Q on May 10, 2022 (dollars in thousands):

Date Purchase Completed	Property Name	Location	Units	Remaining Interest Purchased	Book Value of Property at 3/31/22	Purchase Price (1)	Estimated Amount of Debt to be Included on our Consolidated Balance Sheet (2)
May 11, 2022	Jackson Square	Tallahassee, FL	242	20%	$25,102	$7,215	$21,524
May 24, 2022	Brixworth at Bridge Street	Huntsville, AL	208	20%	11,844	10,713	18,952
May 26, 2022	The Woodland Apartments	Boerne, TX	120	20%	11,394	3,881	7,935
		Total	570		$48,340	$21,809	$48,411	(3)
_________________________________________
(1) These amounts may differ from the amounts presented in our 10-Q primarily due to closing adjustments.
.
(2) Represents the debt on each such property at March 31, 2022, other than with respect to Brixworth. No additional debt was incurred in connection with these three Partner Buyouts other than in connection with the Brixworth transaction in which we, in connection with the closing of such partner buyout, refinanced the approximate $11.2 million of mortgage debt on such property with approximately $19.0 million of new ten-year mortgage debt with an interest rate of 4.25%.

(3) The weighted average interest rate of this mortgage debt is 4.3% and the weighted average remaining term to maturity is 6.8 years.

As a result of these three Partner Buyouts, these properties are wholly-owned by us and, effective as of the date the purchase was completed, the accounts (i.e., the assets and liabilities) and operations of these properties are included in our consolidated balance sheet and statements of operations, respectively. We anticipate that in the quarter ending September 30, 2022, these properties will generate approximately $2.0 million of rental revenue, $939,000 of real estate operating expenses, $551,000 of interest expense and $584,000 of depreciation. For the quarter ended March 31, 2022, the weighted average occupancy rate at these properties was 95.1% and the weighted average monthly rental rate was $1,079. Funding for these purchases was provided by available cash and cash equivalents, including the proceeds from property sales, and a draw on our credit facility of $6.0 million.

We anticipate that pursuant to signed agreements more fully described in our 10-Q, we will complete, by July 31, 2022, additional Partner Buyouts with respect to interests in six properties owned by five unconsolidated joint ventures. The aggregate purchase price for the interests in these six properties is approximately $68.7 million (subject to closing adjustments) and the estimated mortgage debt on such properties at March 31, 2022 was approximately $139.7 million. We anticipate that the funds to complete these purchases will be provided by our available cash, our credit facility and previously announced property sales.

Dividend Increase

On June 8, 2022, we announced that our Board of Directors declared a quarterly dividend of $0.25 per share on our common stock, representing an increase of $0.02 per share, or 8.7%, over the prior dividend. The dividend is payable July 8, 2022 to stockholders of record on June 30, 2022.

We anticipate that the dividends we will pay in 2022 will be treated as capital gains dividends.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	2022 Incentive Plan.
99.1	Investor Presentation dated June 2022.
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (the "Current Report"), together with other statements and information publicly disseminated by us, contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. Forward looking statements are generally identifiable by use of words such as "may," "will," "will likely result," "shall," "should," "could," "believe," "expect," "intend," "anticipate," "estimate," "project," "apparent," "experiencing," or similar expressions or variations thereof.

Forward-looking statements contained in this Current Report are based on our beliefs, assumptions and expectations of our future performance taking into account the information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors which may cause actual results to vary from our forward-looking statements include, but are not limited to:

•the impact of the COVID-19 pandemic and the governmental and non-governmental responses thereto;
•general economic and business conditions, including those currently affecting our nation’s economy and real estate markets;
•the availability of, and costs associated with, sources of capital and liquidity;
•accessibility of debt and equity capital markets;

•general and local real estate conditions, including any changes in the value of our real estate;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•the level and volatility of interest rates;
•our acquisition strategy, which may not produce the cash flows or income expected;
•the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental income;
•a limited number of multi-family property acquisition opportunities acceptable to us;
•our multi-family properties are concentrated in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;
•risks associated with our strategy of acquiring value-add multi-family properties, which involves greater risks than more conservative strategies;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•insufficient cash flows, which could limit our ability to make required payments on our debt obligations;
•our ability and the ability of our joint venture partners to maintain compliance with the covenants contained in our and our joint venture partners' debt facilities and debt instruments;
•impairment in the value of real estate we own;
•failure of property managers to properly manage properties;
•disagreements with, or misconduct by, joint venture partners;
•decreased rental rates or ancillary revenues, or increasing vacancy rates;
•our ability to lease units in newly acquired or newly constructed multi-family properties;
•potential defaults on or non-renewal of leases by tenants;
•creditworthiness of tenants;
•our ability to successfully evaluate, finance, complete and integrate acquisitions, including the acquisitions of the interests of our joint venture partners in unconsolidated subsidiaries;
•development and acquisition risks, including rising or unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;
•the timing of acquisitions and dispositions;
•our ability to reinvest the net proceeds of dispositions into more, or as favorable, acquisition opportunities;
•potential natural disasters such as hurricanes, tornadoes and floods;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•the source and nature of the dividends we pay (i.e., dividends from earnings and profits, capital gains, return of capital, and any one or more of the foregoing);
•financing risks, including the risks that our cash flows from operations may be  insufficient to meet required debt service obligations and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes;
•our ability to maintain our qualification as a REIT;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;
•our dependence on information systems;
•risks associated with breaches of our or our joint venture partners' information technology systems;
•failure to comply with, or obtain waivers of, the provisions of, and covenants and coverage ratios in, our debt instruments;
•risks associated with the stock ownership restrictions of the Code for REITs and the stock ownership limit imposed by our charter;
•increases in real estate taxes at properties we acquire due to such acquisitions or other factors;
•the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 and the other reports filed with the SEC thereafter, including those factors set forth under the sections of such reports, as applicable, entitled "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

We caution you not to rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control, and which could materially affect actual results, performance or achievements. Except to the extent otherwise required by applicable law or regulation, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date of the filing of this Current Report or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

June 10, 2022	By: /s/ George Zweier
George Zweier, Vice President
and Chief Financial Officer